EXHIBIT 10.32

[LIFESTREAM INC TECHNOLOGIES LOGO]                          CONSULTING AGREEMENT

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THIS AGREEMENT, made this 5th day of April, 2004, between Brett R. Sweezy, CPA
PA (herein "Consultant"), and LIFESTREAM TECHNOLOGIES, INC., a Nevada corporation, with offices at 510 Clearwater Loop #101, Post Falls, ID 83854 (herein "Company").

1. SERVICES PROVIDED. Consultant shall provide Company with financial consulting for a maximum of sixteen (16) hours per week.

         Consultant will work under the direction of Christopher Maus. Communications with other Company personnel will be as necessary.

2. TERM: The term of this Agreement shall commence on Monday, April 5, 2004, and, unless otherwise terminated as provided herein, will continue until June 30, 2004.

3. FACILITIES; EQUIPMENT: All work will be conducted at Consultant's location, Lifestream's location, or at such other location as directed by Company.

         During the term of this Consulting Agreement, Lifestream will pay for Consultant's cell phone plan and provide Consultant with a laptop. Upon termination of this Consulting Agreement on June 30, 2004, Consultant will pay Company for the following:

                  a. Cell phone - Consultant will reimburse Company for the cost of the Canadian calling plan from April 1, 2004, to June 30, 2004, at the rate of $19.99 per month. Consultant will also reimburse Company for cell phone charges over and above the monthly amount for Consultant's cell phone plan, said charges to be determined at the end of this agreement.

                  b. Laptop computer - Consultant will purchase the laptop computer from Company for $1,115.97. Company will provide Consultant with a bill of sale at the time of purchase.

4. PERSONNEL: Consultant represents that he is qualified to perform (a) the services described in the project description listed above and (b) all assigned duties under this Agreement.

         Consultant assigns self to work for Company during the entire term of this Agreement and assumes responsibility for self while performing services under this contract. Consultant shall use his best efforts to provide the Company with quality services in a timely manner in accordance with all applicable laws and regulations.

5. DATA SAFEGUARDS/PROPRIETARY INFORMATION AND RIGHTS: In connection with work performed by Consultant on this project, it will be necessary for Consultant to have access to information, which is confidential and/or proprietary to Lifestream, its customers, or its prospective customers. It will be necessary for Consultant to regard and treat all information as proprietary. Consequently, Consultant agrees to hold in strictest confidence all information and material that is related to Lifestream's


Independent Contractor Agreement                               Consultant ______
                                                               Company _________
         business or that is related to the performance by the parties of their obligations under this Agreement. Proprietary and confidential information includes, but it is not limited to, information related to research, development, trade secrets, customer lists, salaries or business affairs of Lifestream. Any employees of Consultant working on this project will each sign a supplementary agreement to protect the confidentiality of proprietary information. This obligation of confidentiality shall survive termination of this Agreement.

         All work performed by Consultant hereunder and all materials, products and deliverables developed or prepared for Lifestream by Consultant hereunder (whether or not such work is completed) are the property of Lifestream, and all right, title and interest therein shall vest in Lifestream and shall be deemed to be a work made for hire and made in the course of the services rendered hereunder. To the extent that title to any such works may not, by operation of law, vest in Lifestream or such works may not be considered works made for hire, all rights, title and interest therein are hereby irrevocably assigned to Lifestream. All such materials shall belong exclusively to Lifestream, with Lifestream having the right to obtain and to hold in its own name copyrights, registrations or such other protection as may be appropriate to the subject matter and any extensions and renewals thereof.

6. CHARGES: Company shall pay Consultant Six Thousand ($6,000.00) Dollars per month for services under this Consulting Agreement, which amount is due and payable on the first day of each month (April 5, May 1, and June 1). This payment will include all expenses, including mileage, that Consultant incurs during the performance of his duties under this agreement exclusive of any domestic or international travel required on behalf of Lifestream.

         In addition to the above consulting fee, Company agrees to give Consultant the sum of 350,000 shares of Company Common Stock on or after the Company's Special Shareholder meeting on April 28, 2004. This stock is being issued in lieu of the one (1) year window for purchase of Consultant's options obtained during his employment with Company, which options are hereby cancelled on the date of issuance of the Common Stock referred to above.

7. ASSIGNMENT: This Agreement is nonassignable. Any assignment of this Agreement by Consultant without Company's prior written consent shall be void.

8. CONSULTANT: Consultant is a Consultant and this Agreement is not intended to, and shall not be construed so as to, create the relationship of agent, servant, employee, partnership, joint venture, or any other relationship whatsoever other than that of Consultant.

9. NOTICE: All communications pursuant to this Agreement shall be sent to the parties at the addresses below:

                  To Consultant:        Brett R. Sweezy, CPA PA
                                        515 Pine Street, Suite I
                                        Sandpoint, ID  83864
                                        208-263-0959

                  To Company:           Lifestream Technologies, Inc.
                                        510 Clearwater Loop #101
                                        Post Falls, ID  83854
                                        Attention:  Christopher Maus


Independent Contractor Agreement - 2                           Consultant ______
                                                               Company _________

         Written notice given pursuant to any provision of this Agreement shall be sent by registered or certified mail and shall be effective on the date of mailing to the addresses set forth above. Changes of address must be provided in writing pursuant to this section.

10. TERMINATION: This Agreement may be terminated at any time throughout the term of this Agreement by either party, with or without cause, upon the giving of thirty (30) days' written notice of election to terminate. Such termination shall be effective thirty (30) days after the mailing of said written notice. In the event of termination, Company shall pay for all services performed at the direction of the Consultant up to the effective date of termination.

11. ENTIRE AGREEMENT: This Agreement sets forth the entire consulting agreement of the parties. Any prior agreement, promises, negotiations, or representations between the parties not expressly stated in this Agreement are not binding.

12. WAIVER OR MODIFICATION OF TERMS: No waiver or modification of the terms of this Agreement is binding unless documented in writing and signed by a representative of both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

CONSULTANT                                        COMPANY

Brett R. Sweezy, CPA PA                           Lifestream Technologies, Inc.

By  /s/ Brett R. Sweezy                           By  /s/ Ed Siemens
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Printed Name:  Brett R. Sweezy                    Printed Name: Ed Siemens
Its:  President                                   Its:    COO


Independent Contractor Agreement - 3